SQUADRON, ELLENOFF, PLESENT, SHEINFELD & SORKIN
551 FIFTH AVENUE
NEW YORK, NY  10176

212-661-6500

HOWARD M SQUADRON    JEFFREY W RUBIN      OF COUNSEL
THEODORE ELLENOFF    STUART M STEIN       DAVID G.CARLSON
STANLEY PLESENT      EUGENIE C GAVENCHAK  STANLEYI LEHRER
IRA S SHEINFELD      HOWARD M TOPAZ       DAVID MILLER
IRA LEE SORKIN       DAVID I KOVACS       JACOB M USADI
DAVID ALTER          MITCHELL R LUBART    -----------
MICHAEL R KLEINERMAN SHARON STEIN         TELECOPIER
HARVEY HOROWITZ      HARVEY M. KATZ       212-697-6686
NEAL M. GOLDMAN      JOSEPH R. RACKMAN    ----------
ELLIOT G. SAGOR      MARK J. WEINSTEIN    WRITER'S DIRECT
JOEL I PAPERNIK      PHILIP E. ALTMAN     DIAL NUMBER
MICHAEL H. KING      LAWRENCE A. JACOBS
IRA S. GREENE        KENNETH R. KOCH
ARTHUR D. STOUT III  STEPHEN J. GULOTTA, JR.
SLADE R. METCALF     ALAN KATZ
JUDITH R. COHEN      JOSEPH R. GAGLIANO, JR.
MARK L. GOLDSTEIN    MARK H. JACKSON
JAMES H. STEVRALIA
                                          November 29, 1993



Management Technologies, Inc.
335 Madison Avenue
New York, NY  10017

Re:      Registration Statement on Form S-3 of
         Management Technologies, Inc. (the "Company")

Dear Sirs:

We are rendering this opinion in connection with the registration by the Company on a registration statement on Form S-3 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of the following: (i) the offering and sale by the Company to the holders of its 3,993,000 outstanding Class A Warrants (the "Class A Warrants") of up to 3,993,000 units, each consisting of one share of the common stock, $.01 par value, of the Company (the
"Common Stock") (collectively, the "A Warrant Shares") and one and one-twelfth Class B Warrants (collectively, the "Underlying Class B Warrants"), issuable upon exercise of the Class A Warrants; (ii) the offering and sale by the Company to the holders of its 1,245,750 outstanding Class B Warrants (the "Class B Warrants") and, upon exercise of the Underlying Class B Warrants, to the holders of up to 5,571,566 Underlying Class B
Warrants of up to 5,571,566 shares of Common Stock issuable upon exercise of the Class B Warrants and the Underlying Class B Warrants (collectively the "B Warrant
Shares"); (iii) the offering and sale by the Company to the holders of its 16,539,779 outstanding Class C
Warrants (the "Class C Warrants" and, together with the
Class A Warrants, the Underlying Class B Warrants and the
Class B Warrants, the "Warrants") of up to 16,539,779 shares of Common stock issuable upon conversion of the Class C Warrants (collectively, the "C Warrant Shares" and, together with the A Warrant Shares and the B Warrant shares, the "Warrant Shares"); (iv) the offering and sale by the Company to holders of its outstanding 8%
Subordinated Convertible Notes (the "Notes") of up to 14,
175,000 shares of Common Stock issuable upon conversion thereof (collectively, the "Conversion Shares"); and (v) the resale from time to time by the selling stockholders named in the Registration Statement (the "Selling
Stockholders") of the Resale Shares, as defined in the Registration Statement (the Underlying Class B Warrants, the Warrant Shares, the Conversion Shares and the Resale
Shares are sometimes hereinafter referred to as the "Securities").

         In so acting, we have examined such certificates of public officials and certificates of officers of the Company and such corporate records and other documents and have made such examinations of law as we have deemed relevant and necessary in order to give the opinions hereinafter set forth. In this connection, we have assumed (i) the genuineness of signatures on, and the authenticity of, all documents so examined and (ii) that there will be no change in the applicable law or facts between the date of this opinion and the date of sale of the Securities by the Company or the Selling
Shareholders, as the case may be. We have also assumed the effectiveness of the anti-dilutive adjustments to the number and terms of the Class A Warrants, Class B
Warrants and Underlying Class B Warrants, announced by the Company on November 29, 1993 and to be effective December 13, 1993. As to the accuracy of matters of fact, we have relied upon the above-mentioned certificates and upon representations supplied by the Company or its officers and agents.

         Based upon the foregoing, we are of the opinion that:

         1.      The Resale Shares (other than any C Warrant
Shares included in the Resale Shares) have been validly authorized and issued and are fully-paid and non-assessable.

         2. When (a) the applicable provisions of the Act and such "Blue Sky" or other securities laws as may be applicable have been complied with and (b) the Warrants have been duly exercised, or the Notes have been duly converted, in accordance with their respective terms
(including the terms of their respective grants), the Warrant Shares (including any C Warrant Shares included in the Resale Shares) and the Conversion Shares, respectively, will be validly authorized and issued, fully paid, and non-assessable.

         3. When (a) the applicable provisions of the Act and such "Blue Sky" or other securities laws as may be applicable have been complied with and (b) the Class A
Warrants have been duly exercised in accordance with their respective terms (including the terms of their respective grants), the Underlying B Warrants will be validly authorized and issued.

         We hereby consent to the filing of this opinion as
Exhibit 5 to the Registration Statement and to the reference to us contained under the heading "Legal
Opinion." In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange
Commission promulgated thereunder.

                                  Very truly yours,




                                   /s/Squadron, Ellenoff,
                                   Plesent, Sheinfeld &
                                   Sorkin